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                                  EXHIBIT 11.1

                                  FEMRX, INC.

                         (A DEVELOPMENT STAGE COMPANY)

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                               TWELVE MONTHS ENDED
                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1996       1995
                                                                                               ---------  ---------
Net loss.....................................................................................  $  (8,780) $  (3,174)
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Shares used in computing net loss per share:
  Weighted average shares of common stock outstanding........................................      7,141      1,372
  SEC staff accounting bulletin topic 4D.....................................................         --      4,771
                                                                                               ---------  ---------
Total shares used in computing net loss per share............................................      7,141      6,143

Net loss per share...........................................................................  $   (1.23) $   (0.52)
                                                                                               ---------  ---------
                                                                                               ---------  ---------
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